EXHIBIT 10.5


                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE dated as of August 7, 1997, by and among Parker & Parsley Petroleum Company, a corporation duly organized and existing under the laws of the State of Delaware ("Parker & Parsley"), The Chase Manhattan Bank, an association duly incorporated and existing under the Federal laws of the United States, as Trustee (the "Trustee"), and MESA Operating Co., a corporation duly organized and existing under the laws of the State of Delaware ("MOC").

                                    RECITALS

     A. Parker & Parsley executed and delivered to the Trustee an indenture dated as of April 12, 1995 (the "Indenture") pursuant to which Parker & Parsley has issued $150,000,000 principal amount of 8 7/8% Senior Notes Due 2005 and $150,000,000 principal amount of 8 1/4% Senior Notes Due 2007, both of which are Debt Securities (as such term is defined in the Indenture).

     B. Article IX of the Indenture provides that Parker & Parsley, when authorized by a resolution of the Board of Directors of Parker & Parsley, and the Trustee may, without the consent of the holders of the Notes, enter into a supplemental indenture (the "Supplemental Indenture") to evidence the succession pursuant to Article X of the Indenture of another corporation to Parker & Parsley and the assumption by such successor of the covenants, agreements and obligations of Parker & Parsley in the Indenture and in the Debt Securities.

     C. Parker & Parsley has entered into an Amended and Restated Agreement and Plan of Merger dated as of April 6, 1997 (the "Merger Agreement"), by and among MESA Inc., a Texas corporation ("Mesa"), MOC, which is a direct wholly-owned subsidiary of Mesa, and Pioneer Natural Resources Company, a Delaware corporation ("Pioneer") pursuant to which (i) Mesa will be merged with and into Pioneer, as a result of which Mesa will reincorporate into Delaware, and (ii) Parker & Parsley will be merged with and into MOC, as a result of which Parker & Parsley will become a wholly-owned subsidiary of Pioneer (the "Mergers"). In the Mergers, the name of MOC will be changed to Pioneer Natural Resources USA, Inc.

     D. Parker & Parsley and MOC desire to amend the Indenture to provide for the assumption by MOC of the covenants, agreements and obligations of Parker & Parsley in the Indenture and in the Debt Securities.

     E. Parker & Parsley and MOC each have duly authorized the execution and delivery of this First Supplemental Indenture.


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                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

     Section 1. Confirmation of Original Indenture. Except as amended and supplemented hereby, the Indenture is hereby ratified, confirmed and reaffirmed in all respects. The Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     Section 2. Successor Corporation Substituted. In accordance with Article X of the Indenture, upon consummation of the Mergers, MOC shall succeed to, and be substituted for, and may exercise every right and power of, Parker & Parsley under the Debt Securities and the Indenture with the same effect as if MOC had been named therein as Parker & Parsley.

     Section 3. Assumption of Obligations. Upon consummation of the Mergers, MOC hereby assumes all of the obligations of Parker & Parsley under the Indenture and the Debt Securities with the same effect as if MOC had been named therein as Parker & Parsley.

     Section 4. Miscellaneous.

          (a) Execution as Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture.

          (b) Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          (c) Effect of Headings. The headings contained in this Supplemental Indenture are for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.



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          IN WITNESS WHEREOF, Parker & Parsley,  the Trustee and MOC have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representatives, all as of the date first above written.

                                            PARKER & PARSLEY PETROLEUM COMPANY



                                            By:   /s/   Mark L. Withrow
                                            -------------------------------
                                            Name:    Mark L. Withrow
                                            Title:   Senior Vice President


                                            THE CHASE MANHATTAN BANK



                                            By:   /s/   P. J. Gilkeson
                                            -------------------------------
                                            Name:    P. J. Gilkeson
                                            Title:   Vice President


                                            MESA OPERATING CO.



                                            By:   /s/   M. Garrett Smith
                                            -------------------------------
                                            Name:    M. Garrett Smith
                                            Title:   Vice President



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